CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #903 to the Registration Statement on Form N-1A of the Professionally Managed Portfolios and to the use of our report dated December 30, 2025 on the financial statements and financial highlights of Congress Large Cap Growth ETF, Congress SMid Growth ETF and Congress Intermediate Bond ETF, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 24, 2026